UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2017

CARBONITE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35264	33-1111329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Two Avenue de Lafayette, Boston, Massachusetts 02111
(Address of principal executive offices, including ZIP code)
(617) 587-1100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01(a) and (b):	Change in Registrant’s Certifying Accountant
The Audit Committee (the “Audit Committee”) of the Board of Directors of Carbonite, Inc. (the “Company”) determined, consistent with good governance practices, to review the selection of the Company’s independent auditor for the fiscal year ending December 31, 2017. The Company conducted a competitive request for proposal process with several independent registered public accounting firms, including its incumbent auditor, Ernst & Young LLP (“EY”). Following the conclusion of this process, the Audit Committee, on August 14, 2017, recommended and authorized the dismissal of EY as the Company’s independent registered public accounting firm, and authorized the engagement of Deloitte & Touche LLP (“Deloitte”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The change in the Company’s independent registered public accounting firm is effective immediately, and Deloitte will perform the review of the Company’s interim quarterly period ending September 30, 2017.
The reports of EY on the Company’s consolidated financial statements for each of the two fiscal years ended December 31, 2016 and 2015, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Company’s consolidated financial statements for each of the two fiscal years ended December 31, 2016 and 2015, and in the subsequent interim periods through August 14, 2017, there were no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of EY, would have caused EY to make reference to the matter in their report.
The Company provided EY with a copy of this Current Report on Form 8-K (“the “Report”) prior to its filing with the U.S. Securities and Exchange Commission (the “SEC”) and requested that EY provide the Company with a letter addressed to the SEC stating whether EY agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K. A copy of EY’s letter, dated August 17, 2017, is attached as Exhibit 16.1 to this Report.
During the two most recent fiscal years ended December 31, 2016 and 2015, and during the subsequent interim periods through the date of this Report, neither the Company nor anyone on its behalf has consulted with Deloitte regarding (i) the application of accounting principles to a specific transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue; or (iii) any matter that was either the subject of a disagreement or a reportable event, as each term is defined in Items 304(a)(1)(iv) or (v) of Regulation S-K, respectively.

Item 9.01(d):	Financial Statements and Exhibits.

Exhibit 16.1	Letter of Ernst & Young LLP, dated August 17, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized on August 17, 2017.

CARBONITE, INC.

By:	/s/ Danielle Sheer
Name:	Danielle Sheer
Title:	General Counsel and Corporate Secretary